EXHIBIT 99.1

	TRUSTEE'S DISTRIBUTION STATEMENT

THE		TO THE HOLDERS OF:
BANK OF		Corporate Bond-Backed Certificates
NEW		Series 1998-NSC-1
YORK		Class A-1 Certificates
		CUSIP NUMBER:	219-87H-AN5

in accordance with the Standard Terms for Trust Agreements, The Bank of New York,
as trustee submits the following cash basis statement for the period ending :				May 15, 2007

INTEREST ACCOUNT
Balance as of	November 15, 2006			$0.00
Schedule Income received on securities				$497,382.00
Unscheduled Income received on securities				$0.00
Interest Received on sale of securities				$0.00
LESS:
Distribution to Class A-1 Holders			$494,382.00
Distribution to Swap Counterparty			$0.00
Trustee Fees			$2,250.00
Fees allocated for third party expenses			$750.00
Balance as of	May 15, 2007		Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of	November 15, 2006			$0.00
Scheduled Principal payment received on securities				$487,118.00
Principal received on sale of securities				$0.00
LESS:
Distribution to Class A-1 Holders			$487,118.00
Distribution to Swap Counterparty			$0.00
Balance as of	May 15, 2007		Subtotal	$0.00
			Balance	$0.00

	UNDERLYING SECURITIES HELD AS OF:		May 15, 2007
		$25,000,000 7.90% Notes
		Issued by
		NORFOLK SOUTHERN CORPORATION
		CUSIP# : 655-844-AK4